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                                                                   Exhibit 10.56

                             MONITORING AGREEMENT
                             --------------------

Monitoring Agreement ("Agreement"), dated as of January 2, 1995, between Information Management Associates, Inc., a Connecticut corporation ("IMA"), and Wand Partners L.P., a Delaware limited partnership ("Wand").

                                   RECITALS
                                   --------

Affiliates of Wand have invested in IMA in 1990 and on two occasions in each of 1991 and 1994, and Wand has designated two persons to serve as Directors of IMA.

Wand, by and through its partners, agents and affiliates (and their respective officers and employees), has developed knowledge in the fields of
(a) management, finance and strategic planning and (b) acquisitions and divestitures, as well as other corporate finance matters and planning. Wand regularly meets with IMA management to review operating results, business strategies and financial requirements. IMA wishes to continue to avail itself of Wand's knowledge and expertise (hereinafter referred to as the "Services").

                                   AGREEMENT
                                   ---------

The parties hereby agree as follows:

1.  Services.
    ---------

    IMA hereby retains Wand to render the Services to IMA, and Wand hereby agrees to render the Services, for the period commencing on the date hereof and continuing during the term of this Agreement.

    The consulting and other services to be provided by Wand pursuant to this Agreement specifically do not include any role in any sale or distribution of securities, as Wand does not offer such services. Wand's engagement pursuant to this Agreement is subject to IMA providing reasonable indemnity to Wand as detailed below under item 6, "Indemnity".

2.  Term.
    -----

    This Agreement shall commence on January 2, 1995 and shall remain in effect until the earlier of (a) an initial public offering by IMA involving sale of common stock with gross proceeds to IMA of at least $10 million; or (b) sale by IMA of substantially all of its stock or assets; or (c) January 2, 1998.
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3.  Compensation.
    -------------

    As compensation for the Services pursuant to Section 1, IMA shall pay Wand a fee (the "Monitoring Fee") of $40,000 per year, payable in arrears in equal quarterly installments of $10,000. The first installment shall be paid on April 1, 1995, and the succeeding installments shall be paid on each July 1, October 1, January 1, and April 1 (each a "Payment Date") thereafter during the term of this Agreement.

    Any directors' fees paid by IMA to David J. Callard or his successor as representative of Wand in any quarter shall reduce the Monitoring Fee payment for such quarter.

4.  Reimbursement of Expenses.
    --------------------------

    In addition to the compensation to be paid pursuant to Section 3 hereof, IMA agrees to reimburse Wand, promptly following demand therefor, together with invoices or reasonably detailed descriptions thereof, for all reasonable out-of-pocket expenses (including, without limitation, all reasonable attorneys' fees and expenses) incurred by Wand in connection with the performance by it of the Services contemplated by Section 1 hereof.

5.  Late Payments and Defaults.
    ---------------------------

    In the event IMA shall fail to pay all or any part of the Monitoring Fee when due, and IMA does not cure such failure prior to the 30th day following the date on which such payment is due, then Wand shall be entitled to interest on the unpaid amount equal to the prime interest rate plus 2% per annum from the date such payment was due until the date payment is made.

6.  Indemnity.
    ----------

    IMA shall indemnify and hold harmless Wand and its controlling persons, and each of their respective stockholders, partners, directors, and officers, as well as agents and employees thereof, to the full extent lawful, from and against any losses, settlements, claims, damages or liabilities related to or arising out of this engagement or Wand's role in connection herewith, including related activities prior to the date hereof, and shall promptly reimburse Wand and any other party entitled to be indemnified hereunder for all reasonable out-of-pocket expenses (including attorneys' fees and expenses) as incurred by Wand or any such party in connection with investigating, preparing or defending any such claim, regardless of whether Wand or any other party entitled to be indemnified hereunder is a party to any such pending or threatened claim, action, litigation or other proceeding. IMA will not, however, be responsible for any claims, liabilities, losses, damages or expenses which are finally judicially determined to have resulted primarily from Wand's willful misconduct or gross negligence. IMA also agrees that neither Wand nor any

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    person affiliated with Wand shall have any liability to IMA or its affiliates for or in connection with this engagement, except for such liability for losses incurred by IMA which is finally judicially determined by a court of competent jurisdiction to have resulted primarily from the willful misconduct or gross negligence of such person.

    Neither IMA nor Wand shall, without the other party's prior consent, settle or compromise any pending or threatened claim, action or suit in respect of which indemnification or contribution may be sought hereunder which consent shall not be unreasonably withheld. IMA hereby consents to personal jurisdiction, service and venue in any court in which any claim which is subject to this Agreement is brought against Wand or any other party entitled to be indemnified hereunder. Any right to trial by jury with respect to any claim or action arising out of or contemplated by this section is hereby waived. The provisions of this section shall survive the expiration of this Agreement

7.  Litigation Expenses.
    --------------------

    In the event of any claim, litigation, arbitration or other dispute resolution proceedings between IMA, on the one hand, and Wand on the other hand, relating to or arising out of this Agreement, all costs, charges and expenses incurred by the prevailing party in connection with such claim, litigation, arbitration or other dispute resolution proceedings (including attorneys' fees) shall be borne by the other party in such litigation or other proceedings.

8.  Notices.
    --------

    Any notice required or permitted to be given hereunder shall be in writing and shall be deemed sufficient if (a) delivered in person, (b) mailed by certified mail, return receipt requested, or (c) sent by facsimile transmission, with a copy sent simultaneously by the U.S. mail, as follows:

    If to IMA, to:

    Information Management Associates, Inc.
    One Corporate Drive
    Suite 414
    Shelton, CT 06484

    Attention:  Mr. Gary R. Martino


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    With a copy to:


    LeBouef, Lamb, Greene & MacRae
    Goodwin Square
    225 Asylum Street
    Hartford, CT 06103

    Attention:  Thomas Fairfield, Esq.

    If to Wand, to:

    Wand Partners Inc.
    630 Fifth Avenue
    Suite 2435
    New York, NY 10111

    Attention:  Mr. David J. Callard

    with a copy to:

    Skadden, Arps, Slate, Meagher & Flom
    919 Third Avenue
    New York, NY 10022

    Attention:  Nancy L. Henry, Esq.

    Any party, by notice to the other parties hereto, may designate additional or different addresses for subsequent notices or communications.

9.  Permissible Activities.
    -----------------------

    Nothing herein shall in any way preclude Wand from engaging in any business activities or from performing services for its own account or for the account of others.

10. Amendments.
    -----------

    This Agreement is intended as a complete and exclusive statement of the terms of the Agreement among the parties with respect thereto and cannot be amended or terminated orally. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. A waiver by any party of any breach of this Agreement shall not operate as, or be construed to be, a waiver of any subsequent breach. Any waiver must be in writing.

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11. Monitoring Relationship
    -----------------------

    It is understood and agreed that nothing contained herein shall be deemed to create an employer/employee relationship between IMA, on the one hand, and Wand, on the other hand. No federal, provincial, state or local withholding deductions shall be withheld from the fees payable to Wand pursuant to this Agreement

12. Governing Law.
    --------------

    This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Connecticut, excluding any choice-of-law provisions thereof.

13. Counterparts.
    -------------

    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

    IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                   INFORMATION MANAGEMENT ASSOCIATES, INC.



                                   By:  /s/ Gary R. Martino
                                        ------------------------------


                                        WAND PARTNERS L.P.

                                        By: WAND PARTNERS INC.
                                             as general partner


                                   By:  /s/ David J. Callard
                                        ------------------------------
                                        David J. Callard
                                        President

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